Exhibit 99.1

NewHydrogen CEO Steve Hill Discusses Affordable Green Hydrogen with Policy Expert at Cleveland State University

Andrew Thomas emphasized the importance of removing commercial and regulatory impediments to speed the adoption of green hydrogen

SANTA CLARITA, Calif. (February 27, 2024) — NewHydrogen, Inc. (OTCMKTS:NEWH), the developer of ThermoLoop™, a breakthrough technology that uses water and heat rather than electricity to produce the world’s cheapest green hydrogen, today announced that in a recent podcast the Company’s CEO Steve Hill spoke with Andrew Thomas, Director of the Energy Policy Center at the Levin College of Public Affairs and Education at Cleveland State University.

Mr. Thomas, a renewable energy advocate, highlighted recent strides in reducing the cost of green hydrogen production, while highlighting pressing challenges in transportation, storage, and regulatory frameworks. “We’ve seen significant progress in cutting green hydrogen costs, but critical hurdles persist in transportation and regulation,” observed Mr. Thomas. “It’s imperative we establish infrastructure and regulations comparable to existing natural gas refueling networks.”

Mr. Thomas emphasized the pivotal role of government intervention in catalyzing hydrogen demand, particularly within the trucking industry, advocating for incentives to facilitate the establishment of hydrogen refueling stations along key transportation routes. “Government support is paramount in kickstarting hydrogen adoption, especially among long-haul trucking fleets.”

In addition to its environmental benefits, Mr. Thomas highlighted hydrogen’s potential to enhance national security and support the digital economy. He pointed to its rapid dispatchability and seasonal storage capabilities as advantages over traditional lithium-ion batteries. “The shift toward clean hydrogen is inevitable. I eagerly anticipate further advancements in green hydrogen technology.”

Andrew Thomas directs the Energy Policy Center at the Levin College of Public Affairs and Education at Cleveland State University. His research focuses on electricity regulation and markets, microgrids, transportation, energy storage, fuel cells, the hydrogen economy, decarbonization and oil and gas development. He also directs the Midwest Hydrogen Center of Excellence. He received his J.D. from Loyola University of New Orleans, where he was a law review editor. He is Chairman of the Ohio Oil and Gas Commission.

Watch the full discussion on the NewHydrogen Podcast featuring Mr. Thomas at https://newhydrogen.com/videos/ceo-podcast/andrew-thomas-cleveland-state-university.

For more information about NewHydrogen, please visit https://newhydrogen.com/.

About NewHydrogen, Inc.

NewHydrogen is developing ThermoLoop™ – a breakthrough technology that uses water and heat rather than electricity to produce the world’s lowest cost green hydrogen. Hydrogen is the cleanest and most abundant element in the universe, and we can’t live without it. Hydrogen is the key ingredient in making fertilizers needed to grow food for the world. It is also used for transportation, refining oil and making steel, glass, pharmaceuticals and more. Nearly all the hydrogen today is made from hydrocarbons like coal, oil, and natural gas, which are dirty and limited resources. Water, on the other hand, is an infinite and renewable worldwide resource.

Currently, the most common method of making green hydrogen is to split water into oxygen and hydrogen with an electrolyzer using green electricity produced from solar or wind. However, green electricity is and always will be very expensive. It currently accounts for 73% of the cost of green hydrogen. By using heat directly, we can skip the expensive process of making electricity, and fundamentally lower the cost of green hydrogen. Inexpensive heat can be obtained from concentrated solar, geothermal, nuclear reactors and industrial waste heat for use in our novel low-cost thermochemical water splitting process. Working with a world class research team at UC Santa Barbara, our goal is to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, the impact on the national and local economies resulting from terrorist actions, the impact of public health epidemics on the global economy and other factors detailed in reports filed by the Company with the United States Securities and Exchange Commission.

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Investor Relations Contact:

NewHydrogen, Inc.

ir@newhydrogen.com